Exhibit 99.1


                                [GRAPHIC OMITTED]



                American Telecom Services to Delay Filing of 10K



City of Industry, California, October 15, 2007 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions, today announced that it would not file its Annual Report on Form 10-K for its fiscal year ended June 30, 2007 until early November 2007. This filing delay has been occasioned by input from the Company's independent auditors suggesting that the Company should continue to evaluate its revenue recognition policies for specific retail accounts. Given the Company's relatively short operating history upon which to specifically formulate accounting estimates for returns and rebates, a "sell-through" methodology of revenue recognition may be more appropriate than the "sell-in" methodology currently employed by the Company for specific retailer accounts.

The "sell-through" methodology would require the Company to defer recognition of revenues from the sale of its phone products until such time they are purchased by the retail consumer. The "sell-in" methodology enables the Company to recognize revenues from the sale of its phone products at the time they are shipped to its retailers under firm purchase commitments.

The Company anticipates that a change in its revenue recognition policy may result in changes in its operating results for the fiscal year ended June 30, 2007 as previously released on October 1, 2007, although the Company cannot state with any degree of certainty at this time whether any such changes will be material. A change in the Company's revenue recognition policy may result in a timing difference in the recognition of revenue from that which was originally reported.

The Company believes that neither its relationships with its retailers nor its ability to continue to produce new converged communications offerings will be adversely impacted by a change in its revenue recognition policy. The Company further believes that any such change would not adversely affect its retail footprint or its recurring revenue base from services.

About American Telecom Services

American Telecom Services, a leader in converged communications solutions, provides consumers with "Good Reasons to Pick-Up the Phone." American Telecom Services combines new Interference Free DECT 6.0 feature rich telephones bundled with a variety of pre-paid long distance and Voice over Internet Protocol (VoIP or Internet Phone) calling plans designed to save consumers up to 60% on their telecom service costs. The Company offers the only home phones bundled with Pay N' Talk prepaid residential long-distance services powered by IDT Telecom
(patent-pending) and is the only provider of DigitalClear(TM) Internet phones that include an adapter and router built right into the base of the phones (patent-pending); Just "Plug In & Save!" The DigitalClear product line offers consumers the opportunity to save up to $500 on their phone services using phones bundled with Primus Lingo VoIP services. Consumers can select phones bundled with Primus Lingo VoIP services. Consumers who do not possess high-speed Internet service at home can purchase the service with the only "ONE Box Solution"




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offered with all DigitalClear products.  American Telecom Service's products are
available   nationally   at   more   than   24,000   retail   locations.   Visit
http://www.atsphone.com for Company and product information.

Contact: Company                    Investors:
Edward James, CFO                   Joe Noel
(678) 636-4394                      (415) 710-5464
Eddie.James@atsphone.com            (925) 922-2560
                                    jnoel@emerginggrow.com

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated December 11, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.







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